                                                                   EXHIBIT 99.4

                               OFFER TO EXCHANGE

       NOT MORE THAN .47 NOR LESS THAN .4075 OF A SHARE OF CLASS A
 COMMON STOCK, PAR VALUE $100 PER SHARE, OF VIACOM INTERNATIONAL INC. FOR EACH
  SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE, OR CLASS B COMMON
               STOCK, $0.01 PAR VALUE PER SHARE, OF VIACOM INC.


        THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
               EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
             JULY 22, 1996, UNLESS THE EXCHANGE OFFER IS EXTENDED.


                                                                  June 24, 1996

To Our Clients:

  Enclosed for your consideration is the Offering Circular - Prospectus, dated June 24, 1996 (the "Offering Circular - Prospectus"), of Viacom Inc., a Delaware corporation ("Viacom"), and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute Viacom's offer to Viacom stockholders (the "Exchange Offer") to exchange a total of 6,257,961 shares of VII Cable Class A Common Stock having a par value of $100 per share and an aggregate par value of $625,796,100 for shares of Viacom Class A Common Stock and/or Viacom Class B Common Stock, at an Exchange Ratio, specified by tendering stockholders, not greater than .47 nor less than .4075 of a share of VII Cable Class A Common Stock for each share of Viacom Class A Common Stock or Viacom Class B Common Stock tendered and exchanged, upon the terms and subject to the conditions set forth herein and in the related Offering Circular - Prospectus. See "Transaction Overview", "Summary", "The Transaction" and "The Exchange Offer--Certain Conditions of the Exchange Offer" in the Offering Circular - Prospectus. The Offering Circular -
 Prospectus and the Letter of Transmittal are accompanied by the Prospectus, dated June 24, 1996 (the "TCI Prospectus"), of Tele-Communications, Inc., a Delaware corporation. Capitalized terms used herein shall have the meanings ascribed to them in the Offering Circular - Prospectus.

  The Exchange Offer will expire at 12:00 Midnight, New York City time (the "Expiration Time"), on July 22, 1996 (the "Expiration Date"), unless extended, in which case the terms "Expiration Time" and "Expiration Date" shall mean the last time and date to which the Exchange Offer is extended. The proration period and withdrawal rights will also expire at the Expiration Time on the Expiration Date.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF VIACOM COMMON STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF VIACOM COMMON STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF VIACOM COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all such shares of Viacom Common Stock held by us for your account, pursuant to the terms and conditions set forth in the Exchange Offer.

  Your attention is invited to the following:

    1. The Exchange Ratio Range within which you may tender for exchange is not greater than .47 nor less than .4075 a share of VII Cable Class A Common Stock for each share of Viacom Common Stock tendered and exchanged.

    2. Viacom currently holds all of the shares of VII Cable Class A Common Stock, all of which will be distributed pursuant to the Exchange Offer. As more fully described in the Offering Circular - Prospectus, upon the occurrence of certain events immediately following the consummation of the Exchange Offer, the shares of VII Cable Class A Common Stock will automatically convert into shares of VII Cable Preferred Stock.

    3. The Exchange Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on July 22, 1996, unless extended.

    4. A holder of Viacom Common Stock has the right to tender all, or a portion, of such holder's shares of Viacom Common Stock.

    5. Holders of Viacom Common Stock will receive that fraction of a share of VII Cable Class A Common Stock designated by such holders, or such greater fraction as may be represented by the Final Exchange Ratio, for each share of Viacom Common Stock accepted for exchange.

    6. HOLDERS OF SHARES OF VIACOM COMMON STOCK ELECTING TO TENDER SUCH SHARES IN THE EXCHANGE OFFER SHOULD NOT EXPECT TO TAKE PHYSICAL DELIVERY OF SHARES OF VII CABLE CLASS A COMMON STOCK WHICH THEY WILL HAVE THE RIGHT TO RECEIVE IN EXCHANGE FOR SHARES OF VIACOM COMMON STOCK AFTER THE CONSUMMATION OF THE STOCK ISSUANCE (AS DEFINED IN THE OFFERING CIRCULAR -
   PROSPECTUS).

    7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares in the Exchange Offer.

    8. Please instruct us clearly if you wish to tender some shares of Viacom Common Stock at one Exchange Ratio and other shares of Viacom Common Stock at another Exchange Ratio. We must submit separate Letters of Transmittal on your behalf for each Exchange Ratio you will accept, although the same shares of Viacom Common Stock cannot be tendered for exchange at more than one Exchange Ratio.

  If more shares of Viacom Common Stock than are necessary to reach the Trigger Amount are validly tendered and not properly withdrawn in the Exchange Offer at Exchange Ratios at or below the Final Exchange Ratio as provided in the Offering Circular - Prospectus, the shares of Viacom Common Stock so tendered and not properly withdrawn at such Exchange Ratios shall be accepted for exchange on a pro rata basis in accordance with the terms set forth in the Offering Circular - Prospectus under "The Exchange Offer--Terms of the Exchange Offer." Upon acceptance by Viacom of the shares of Viacom Common Stock tendered herewith, stockholders will be deemed to have accepted the shares of VII Cable Class A Common Stock exchanged therefor and will be deemed to have relinquished all rights with respect to the shares of Viacom Common Stock so accepted.

  The Exchange Offer is made solely by the Offering Circular - Prospectus and the related Letter of Transmittal and is being made to all holders of shares of Viacom Common Stock. Viacom is not aware of any state where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Viacom becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of shares of Viacom Common Stock pursuant thereto, Viacom will make a good faith effort to comply with such state statute. If, after such good faith effort, Viacom cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Viacom Common Stock in such state. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of Viacom by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your shares of Viacom Common Stock, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF VIACOM COMMON STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

 INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE NOT MORE THAN .47 NOR LESS
  THAN .4075 OF A SHARE OF CLASS A COMMON STOCK, $100 PAR VALUE PER SHARE, OF VIACOM INTERNATIONAL INC. FOR EACH SHARE OF CLASS A COMMON STOCK, $0.01 PAR
VALUE PER SHARE, OR CLASS B COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF VIACOM
                                   INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular - Prospectus, dated June 24, 1996 (the "Offering Circular -
 Prospectus"), of Viacom Inc., a Delaware corporation, and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute Viacom's offer to Viacom stockholders (the "Exchange Offer") to exchange a total of 6,257,961 shares of VII Cable Class A Common Stock having a par value of $100 per share and an aggregate par value of $625,796,100 for shares of Viacom Class A Common Stock and/or Viacom Class B Common Stock, at an Exchange Ratio, specified by tendering stockholders, not greater than .47 nor less than
 .4075 of a share of VII Cable Class A Common Stock for each share of Viacom Class A Common Stock or Viacom Class B Common Stock tendered and exchanged, upon the terms and subject to the conditions set forth herein and in the related Offering Circular - Prospectus. See "Transaction Overview," "Summary," "The Transaction" and "The Exchange Offer--Certain Conditions of the Exchange Offer" in the Offering Circular - Prospectus. The Offering Circular -
 Prospectus and the Letter of Transmittal are accompanied by the Prospectus, dated June 24, 1996 (the "TCI Prospectus"), of Tele-Communications, Inc., receipt of which is hereby acknowledged. Capitalized terms used herein shall have the meanings ascribed to them in the Offering Circular - Prospectus.

  This will instruct you to tender the number of shares of Viacom Common Stock indicated below at the Exchange Ratio indicated in the following box (or, if no number is indicated below, all shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular - Prospectus and the related Letter of Transmittal.

  Holders of Viacom Common Stock will receive that fraction of a share of VII Cable Class A Common Stock designated by such holders, or such greater fraction as may be represented by the Final Exchange Ratio, for each share of Viacom Common Stock accepted for exchange. A holder of shares of Viacom Common Stock wishing to tender portions of his or her holdings of Viacom Common Stock at different fractions must complete a separate Letter of Transmittal for each fraction at which he or she wishes to tender such portion of his or her shares of Common Stock.

     FRACTION OF A SHARE OF VII CABLE CLASS A COMMON STOCK AT WHICH SHARES
            OF VIACOM COMMON STOCK ARE BEING TENDERED FOR EXCHANGE
- -------------------------------------------------------------------------------
                              CHECK ONLY ONE BOX.
            TENDERS MAY ONLY BE SUBMITTED IN INCREMENTS OF .00125.
           IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
          THERE IS NO PROPER TENDER OF SHARES OF VIACOM COMMON STOCK
- -------------------------------------------------------------------------------

  [_] .40750       [_] .42000           [_] .43250           [_] .44500           [_] .45750
  [_] .40875       [_] .42125           [_] .43375           [_] .44625           [_] .45875
  [_] .41000       [_] .42250           [_] .43500           [_] .44750           [_] .46000
  [_] .41125       [_] .42375           [_] .43625           [_] .44875           [_] .46125
  [_] .41250       [_] .42500           [_] .43750           [_] .45000           [_] .46250
  [_] .41375       [_] .42625           [_] .43875           [_] .45125           [_] .46375
  [_] .41500       [_] .42750           [_] .44000           [_] .45250           [_] .46500
  [_] .41625       [_] .42875           [_] .44125           [_] .45375           [_] .46625
  [_] .41750       [_] .43000           [_] .44250           [_] .45500           [_] .46750
  [_] .41875       [_] .43125           [_] .44375           [_] .45625           [_] .46875
                                                                                  [_] .47000

                                          SIGN HERE
 NUMBER OF SHARES OF VIACOM COMMON        -------------------------------------
 STOCK TO BE TENDERED:*                   -------------------------------------

                                                      SIGNATURE(S)
 ____________________________ SHARES      -------------------------------------

                                          -------------------------------------
Account Number: _____________________

                                            PLEASE TYPE OR PRINT NAME(S) HERE
Dated: _______________________ , 1996     -------------------------------------
                                            PLEASE TYPE OR PRINT ADDRESS(ES)
                                                          HERE
                                          -------------------------------------
                                             AREA CODE AND TELEPHONE NUMBER
                                          -------------------------------------
                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                   SECURITY NUMBER(S)
- --------
* Unless otherwise indicated, it will be assumed that all shares of Viacom Common Stock held by us for your account are to be tendered.